Exhibit 10.3

MOLINA HEALTHCARE, INC.

Notice of Grant of Stock Option

             (the “Grantee”) has been granted an option (the “Option”) to purchase certain shares of Molina Healthcare, Inc. common stock, par value $0.001 per share (the “Stock”), pursuant to the Molina Healthcare, Inc. 2002 Equity Incentive Plan (the “Plan”). For purposes of this Option and the Stock Option Agreement incorporated herein by reference (the “Option Agreement”), the following terms shall have the following meanings:

Grant Date:

Number of Option Shares:

Exercise Price (per share):

Expiration Date:

Tax Status of Option:	Non-Qualified Stock Option

Vested Shares: Except as provided in the Option Agreement and provided that the Grantee’s Service Relationship has not terminated prior to any applicable date set forth below, the number of Vested Shares as of each date set forth below shall be:

Vesting Date	Vested Shares
Initial Vesting Date:

Plus:

On each of the and anniversary of the Grant Date thereafter until all Option Shares are Vested Shares

The Grantee acknowledges that the Option is governed by this Notice and by the provisions of the Plan and the Option Agreement, both of which are attached to and made a part of this document. The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, represents that the Grantee has read and is familiar with their provisions and hereby accepts the Option subject to all of their terms and conditions. This Notice shall have no force or effect unless it is duly executed and delivered by the Company. The Company has caused this Agreement to be signed and delivered as of the date set forth above.

MOLINA HEALTHCARE, INC.

/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, General Counsel

ATTACHMENTS:	Molina Healthcare, Inc. 2002 Stock Equity Incentive Plan, as amended through the Grant Date, and Stock Option Agreement

Stock Option Agreement Under The

Molina Healthcare, Inc. 2002 Equity Incentive Plan

Pursuant to the Molina Healthcare, Inc. 2002 Equity Incentive Plan (the “Plan”), Molina Healthcare, Inc., a Delaware corporation (together with its successors, the “Company”), hereby grants to the Grantee named in the Notice of Grant of Stock Option attached hereto (the “Notice”) an option to purchase on such dates as specified herein, all or any part of the number of shares of Stock indicated in the Notice (the “Option Shares,” and such shares once issued shall be referred to as the “Issued Shares,” each as adjusted pursuant to Section 5 hereof), at the Exercise Price specified in the Notice, subject to the terms and conditions set forth in this Option Agreement, the Notice and the Plan. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Notice and the Plan (as applicable).

If this Option is designated as an Incentive Stock Option in the Notice, this Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Code. To the extent that any portion of this Option does not so qualify as an Incentive Stock Option or, if this Option is designated as a Non-Qualified Stock Option in the Notice, it shall be deemed a Non-Qualified Stock Option. The Grantee should consult with the Grantee’s own tax advisor regarding the tax effects of this Option (and any requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, the holding period requirements).

1.	Vesting and Exercisability.

(a) No portion of this Option may be exercised until such portion shall have vested.

(b) Except as set forth below, this Option shall be exercisable at any time on and after the Initial Vesting Date and prior to the Expiration Date or earlier termination of the Option as provided herein and in the Plan, in an amount not to exceed the number of Vested Shares (determined at the time of exercise) less the number of shares previously acquired upon exercise of this Option. In no event shall this Option be exercisable for more than the Number of Option Shares.

(c) In the event that the Grantee’s Service Relationship terminates, this Option may thereafter be exercised, to the extent it was vested and exercisable on the date of such termination, until the date specified in Section l (d) hereof. Any portion of this Option that is not vested on the date of termination of the Service Relationship shall immediately expire and be null and void.

(d) Subject to the provisions of Section 6 hereof, once any portion of this Option becomes vested and exercisable, it shall continue to be exercisable by the Grantee or his or her representatives and legatees as contemplated herein at any time or times prior to the earliest of: (i) the date which is: (A) twelve (12) months following the date on which the Grantee’s Service Relationship terminates due to death or Disability, or (B) three (3) months following the date on which the Grantee’s Service Relationship terminates if the termination is due to any other reason, or (ii) the Expiration Date; provided that, if the Grantee’s Service Relationship is terminated for “Cause” (as hereinafter defined), this Option shall terminate immediately and be null and void effective as of the date of the action or inaction by the Grantee that provided the Company “Cause” to terminate his or her employment. For purposes hereof, “Cause” shall mean, unless otherwise defined in Grantee’s employment agreement: (i) any material breach by the Grantee of any agreement to which the Grantee and the Company (or any Subsidiary) are parties, including, but not limited to, any agreement containing covenants not to compete and covenants relating to the protection of confidential information and proprietary rights of the Company (or any Subsidiary), which breach is not cured pursuant to the terms of such agreements, (ii) any act (other than retirement) or omission to act by the Grantee which would reasonably be likely to have the effect of injuring the reputation, business or business relationships of the Company (or any Subsidiary) or on the Grantee’s ability to perform services for the Company (or any Subsidiary), (iii) the Grantee’s conviction (including any pleas of guilty or nolo contendre) of any crime (other than ordinary traffic violations) which impairs the Grantee’s ability to perform his or her duties, (iv) any material misconduct or willful and deliberate non-performance of duties by the Grantee in connection with the business or affairs of the Company (or any Subsidiary), (v) the Grantee’s theft, dishonesty, misrepresentation or falsification of the Company’s (or any Subsidiary’s) documents or records, (vi) the Grantee’s improper use or disclosure of the Company’s (or any Subsidiary’s) confidential or proprietary information, or (vii) the Grantee’s use of the facilities or premises of the Company (or any Subsidiary) to conduct unlawful or unauthorized activities or transactions.

(e) If designated as an Incentive Stock Option in the Notice, the Grantee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, subject to any amendments thereof, no sale or other disposition may be made of Issued Shares within the one (1)-year period after the day of issuance of such Issued Shares to him or her (i.e., the exercise date), nor within the two (2)-year period after the grant of this Option and further that this Option must be exercised, if and to the extent permitted hereunder, within three (3) months after termination of employment (or twelve (12) months in the case of Disability). If the Grantee disposes of any such Issued Shares (whether by sale, gift, transfer or otherwise) within either of these periods, he or she agrees to notify the Company within thirty (30) days after such disposition. The Grantee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent that the aggregate Fair Market Value (determined as of the time that the applicable option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by the Grantee are exercisable for the first time during any calendar year (under all option plans of the Company, its Parent and/or its Subsidiaries) exceeds one hundred thousand dollars ($100,000), such Incentive Stock Options shall constitute Non-Qualified Stock Options. For purposes of this Section 1(e), Incentive Stock Options shall be taken into account in the order in which they were granted. If pursuant to the above, an Incentive Stock Option is treated as an Incentive Stock Option in part and a Non-Qualified Stock Option in part, the Grantee may designate which portion of the Stock Option the Grantee is exercising. In the absence of such designation, the Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Stock Option first.

2.	Exercise of Option.

(a) The Grantee may exercise this Option only by delivering an Option exercise notice (an “Exercise Notice”) in substantially the form of Appendix A attached hereto to the Company’s General Counsel or, if none, the Chief Executive Officer, indicating his or her election to purchase some or all of the Option Shares which have vested at the time of delivery of such Exercise Notice (which amount shall be specified in the Exercise Notice), accompanied by payment in full of the aggregate Exercise Price; provided that, such exercise shall in no event be effective before receipt by such officer of the Exercise Notice and the aggregate Exercise Price. Payment of the aggregate Exercise Price for the Option Shares elected to be purchased by the Grantee may be made by one or more of the following methods:

(i) in cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the aggregate Exercise Price of such Option Shares;

(ii) if permitted by the Committee in its sole and absolute discretion, (y) through the delivery (or attestation to ownership) of shares of Stock with an aggregate Fair Market Value (as of the date such shares are delivered or attested to) equal to the aggregate Exercise Price and that have been purchased by the Grantee on the open market or that have been held by the Grantee for at least six (6) months and are not subject to restrictions under any plan of the Company, or (z) by the Grantee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company in an amount equal to the aggregate Exercise Price; provided that, in the event the Grantee chooses such payment procedure, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(iii) a combination of the payment methods set forth in clauses (i) and (ii) above.

(b) Certificates for the Option Shares so purchased will be issued and delivered to the Grantee upon compliance to the satisfaction of the Committee with all requirements under applicable laws, regulations or rules in connection with such issuance. Until the Grantee shall have complied with the requirements hereof and of the Plan, including the withholding requirements set forth in Section 7 hereof, the Company shall be under no obligation to issue the Option Shares. The determination of the Committee as to such compliance shall be final and binding on the Grantee. The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Issued Shares unless and until this Option shall have been exercised pursuant to the terms hereof and the Company shall have issued and delivered such Issued Shares to the Grantee (as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.) Thereupon, the Grantee shall have full dividend and other ownership rights with respect to such Issued Shares, subject to the terms of this Option Agreement and the Plan.

(c) The Company shall not be required to issue fractional shares upon the exercise of this Option.

3.	Subject to Plan.

This Option is subject to all of the terms and conditions set forth in the Plan. Notwithstanding anything in this Option Agreement or the Notice to the contrary, to the extent of any conflict between the terms of the Plan, this Option Agreement and the Notice, the terms of the Plan shall control.

4.	Transferability.

This Option is personal to the Grantee and is not transferable by the Grantee in any manner other than by will or by the laws of descent and distribution; provided that, if this Option is designated as a Non-Qualified Stock Option, this Option may also be transferred by the Grantee, without consideration for the transfer, to members of his or her immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners or to limited liability companies in which such family members are the only members (each a “Permitted Transferee”); provided that, the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and this Option Agreement. This Option may be exercised during the Grantee’s lifetime only by the Grantee (or by the Grantee’s legal representative or guardian in the event of the Grantee’s incapacity) or by a Permitted Transferee pursuant to this Section 4. The Grantee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company and may revoke or change such designation at any time by filing written notice of revocation or change with the Company. Any such beneficiary may exercise the Grantee’s Option in the event of the Grantee’s death to the extent permitted herein. If the Grantee does not designate a beneficiary or if the designated beneficiary predeceases the Grantee, the executor of the Grantee may exercise this Option to the extent permitted herein in the event of the Grantee’s death.

5.	Adjustment Upon Changes in Capitalization.

If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of shares or other securities of the Company or any successor entity (or parent or subsidiary thereof), the Committee in its sole discretion shall make an appropriate or proportionate adjustment in the number and kind of shares or other securities subject to this Option and the Exercise Price, without changing the aggregate Exercise Price (i.e., the Exercise Price multiplied by the number of shares or other securities subject to this Option shall be the same both before and after any adjustment pursuant to this Section 5); provided that, the adjusted Exercise Price may not be less than the par value of the Stock. After any such adjustment, all references herein to Stock or common stock shall be deemed to refer to the security that is subject to acquisition upon exercise of this Option. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may either make a cash payment in lieu of fractional shares or round any resulting fractional share down to the nearest whole number.

6.	Certain Transactions.

Upon the effectiveness of a Transaction (as defined in the Plan), unless provision is made in connection with the Transaction for the assumption of a Grantee’s outstanding Award granted hereunder, or the substitution of such Award with a new Award of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise and/or repurchase prices, as provided in Section 10(a) of the Plan (the “Assumption”), such Award shall terminate and, if such Award is a Stock Option, the Grantee shall be permitted to exercise such Stock Option to the extent that it is then vested and exercisable (after giving effect to the acceleration of vesting provided for in connection with the Transaction, if any) for a period of at least ten (10) days prior to the date of such termination; provided that, the exercise of the portion of such Stock Option that becomes vested and exercisable in connection with the Transaction, if any, shall be subject to and conditioned upon the effectiveness of the Transaction. In addition, if no Awards are assumed or substituted for in an Assumption, this Plan shall terminate upon the effectiveness of such Transaction. In the Committee’s sole and absolute discretion, Award agreements may contain additional terms and conditions, not inconsistent with the foregoing, that will apply in the event a Transaction occurs.

7.	Withholding Taxes.

(a) Payment by Grantee. The Grantee shall, no later than the date as of which the exercise of this Option (or, if applicable, the issuance, in whole or in part, of any Issued Shares, the operation of any law, regulation or rule providing for the imputation of interest related to this Option or the lapsing of any restriction with respect to any Issued Shares) gives rise to taxable income and subjects the Company to a tax withholding obligation, authorize the Company to withhold from payroll and any other amounts payable to the Grantee or pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state, foreign and local taxes required by law to be withheld with respect to such income.

(b) Payment in Stock. Subject to approval by the Committee, the Grantee may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by: (i) authorizing the Company to withhold from shares of Stock to be issued a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligation shall not exceed the amount determined by the applicable minimum statutory withholding rates.

8.	Compliance with Legal Requirements.

The grant of this Option and the issuance of shares of Stock upon exercise of this Option shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. This Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, this Option may not be exercised unless: (a) a registration statement under the Act shall at the time of exercise of this Option be in effect with respect to the shares issuable upon exercise, or (b) the shares issuable upon exercise of this Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of this Option, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

9.	Lock-up Provision.

The Grantee and each Permitted Transferee agrees that, if the Company proposes to offer for sale any shares of Stock pursuant to a secondary offering and if requested by the Company and any underwriter engaged by the Company for a reasonable period of time specified by the Company or such underwriter following the effective date of the registration statement filed with respect to such offering, the Grantee will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase, or otherwise dispose of any securities of the Company held by him or her (except for any securities sold pursuant to such registration statement) or enter into any “Hedging Transaction” (as defined below) relating to any securities of the Company held by him or her (including, without limitation, pursuant to Rule 144 under the Act or any successor or similar exemptive rule hereinafter in effect). Notwithstanding the foregoing, such period of time shall not exceed ninety (90) days. For purposes of this Section 9 “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Stock.

10.	Personal Data.

By signing the Notice, the Grantee acknowledges and understands that in order to perform its requirements under this Option and the Plan, the Company may process personal data about the Grantee, which may or may not be sensitive personal data. Such data includes, but is not limited to, the information provided in this Option, the Notice and any other correspondence received in connection with this Option and any changes thereto, other appropriate personal and financial data about the Grantee and information about the Grantee’s participation in the Plan, including the timing and extent to which this Option is exercised from time to time. Further, the Grantee hereby authorizes the Company to process any such personal data, whether or not sensitive, and to transfer any such personal data outside the country in which Grantee works or is employed, including to the United States. Grantee acknowledges that the legal persons for whom the Grantee’s personal data are intended include the Company and any of its Subsidiaries, the outside plan administrator as selected by the Company from time to time and any other person or entity that the Company may find appropriate in its administration of the Plan. The Company hereby informs the Grantee of his or her right to access and correction of his or her personal data by contacting the Company’s local Human Resources representative.

11.	Miscellaneous Provisions.

(a) Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in this Option.

(b) Employment Rights. The grant of this Option does not confer upon the Grantee any right to continued employment or service with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s employment or service at any time. Payments you receive pursuant to this Option Agreement shall not be considered to be part of your compensation for purposes of determining benefits under any other employee benefit plan or arrangement provided by the Company or any subsidiary or affiliate thereto.

(c) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Option Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Option Agreement.

(d) Change and Modifications. The Committee may terminate or amend the Plan or this Option at any time; provided, that, except as provided in Section 3(c) of the Plan in connection with a Transaction, no such termination or amendment may adversely affect this Option without the consent of the Grantee unless such termination or amendment is necessary to comply with any applicable law, rule or regulation or, to the extent that this Option is designated as an Incentive Stock Option, is required to enable this Option to continue to qualify as an Incentive Stock Option.

(e) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of laws principles thereof.

(f) Headings. The headings used herein are intended only for convenience in finding the subject matter and do not constitute part of the text of this Option Agreement and shall not be considered in the interpretation of this Option Agreement.

(g) Integrated Agreement. This Option Agreement, the Notice and the Plan constitute the entire understanding and agreement between the Grantee and the Company with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations or warranties among the Grantee and the Company with respect to such subject matter except as provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of this Option and shall remain in full force and effect.

(h) Saving Clause. If any provision of this Option Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(i) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission, or two (2) days after deposit in the mail if mailed by first class registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized overnight carrier. Notices to the Company or the Grantee shall be addressed to such address or addresses as may have been furnished by such party in writing to the other.

(j) Benefit and Binding Effect. This Option Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Option Agreement and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

Appendix A

STOCK OPTION EXERCISE NOTICE

Molina Healthcare, Inc. 2277 Fair Oaks Boulevard, Suite 440 Sacramento, California 95825 Attention: Executive Vice President/General Counsel	Date:

Pursuant to the terms of the Notice of Grant of Stock Option dated             ,          and the Stock Option Agreement granted pursuant to the Molina Healthcare, Inc. 2002 Equity Incentive Plan and entered into by Molina Healthcare, Inc. and                      on such date, I hereby [Circle One] partially/fully exercise such Option by including herein payment in the amount of $             representing the purchase price for              shares of common stock, all of which have vested in accordance with the Notice of Grant of Stock Option. I hereby authorize payroll withholding or otherwise will make adequate provision for federal, state, foreign and local tax withholding obligations of the Company, if any, that arise in connection with the Option.

I acknowledge that the shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan, the Notice of Grant of Stock Option and the Option Agreement, copies of which I have received and carefully read and understand, including the Company’s right of first refusal set forth therein, to all of which I hereby expressly assent.

I hereby represent that I am purchasing the shares of common stock for my own account and not with a view to any sale or distribution thereof. I acknowledge that any sale of shares that might be made in reliance on Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon my request. Finally, I agree that, if the Option is designated as an “incentive stock option” in the Notice of Grant of Stock Option, that I will promptly notify the Chief Financial Officer of the Company if I transfer any of the shares acquired pursuant to the option within one (1) year from the date of exercise of all or part of the Option or within two (2) years of the date of grant of the Option.

Sincerely yours,

Name:

Address:

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